UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Xinda International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-200344	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9190 W. Olympic Blvd, #32

Beverly Hills, CA 90212

(Address of Principal Executive Office) (Zip Code)

+(855) 777-5666

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2020 and effective June 1, 2020 XINDA International Corp. appointed Mr. Sanjay Prasad, Esq. and Mr. Steven Ritacco as Directors of the Company.

Sanjay Prasad, Esq. is a successful Patent Attorney. Mr. Prasad was the Chief Patent Counsel at Oracle Corporation; Licensing Executive IPValue Mgmt; Licensing Executive Intellectual Ventures; Owner Prasad IP; Board of Intellectual Property Owners Association; Board of Software Patent Institute; and has a Law Degree from Syracuse University College of Law.

Steven Ritacco is a successful developer and entrepreneur. Mr. Ritacco comes to the Board with extensive technical experience as the CTO BlueNRGY; CTO S& H Solutions; Owner Proxemi; Director of Development, Excite; Director of IT, YOUWINIT; and has a BS, University of Rhode Island.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XINDA INTERNATIONAL CORP.

Date: May 22, 2020	By:	/s/ Joe Grimes
Name: Joe Grimes
Title: Chief Executive Officer